UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) June 10, 2011

Max Sound Corporation
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-51886	10685-B Hazelhurst Drive #6572 Houston, Texas 77043	26-3534190
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(210) 401-7667
 (Registrant's telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 10, 2011 Max Sound Corporation (the “Company”) entered into two separate consulting agreements with Frank Correa, (“Correa”) and Frank Serafine, (“Serafine”).  Pursuant to each of the consulting agreements, Correa and Serafine have agreed to (i) act as a member of the Company’s Advisory Board (defined below in Item 8.01) and (ii) spend one day per quarter acting as a consultant on such matters as the Company may reasonably request for a period of five years. As consideration for each of the consulting agreements, the Company agreed to issue to each Correa and Serafine, 100,000 shares of the Company’s par value $.0001 common stock.

On June 23, 2011 the Company entered into a consulting agreement with Fred Walecki, (“Walecki”). Pursuant to the consulting agreement, Walecki has agreed to (i) act as a member of the Company’s Advisory Board and (ii) spend one day per quarter acting as a consultant on such matters as the Company may reasonably request for period of five years. As consideration for the consulting agreement, the Company agreed to issue to Walecki 100,000 shares of the Company’s par value $.0001 common stock.

The foregoing description of the consulting agreements with these consultants is not intended to be complete and is qualified in its entirety by the complete text of the Agreements attached to this current report on Form 8-K as Exhibits 10.1, 10.2, and 10.3.

On July 5, 2011, the Company entered into an agreement with Flying Pig Productions (“Flying Pig”) for the production of a 12 track HD Audio Master (the “Project”). The Company will license its MAX SOUND technology to Flying Pig for the production of the Project in exchange for a one time license fee (the “License Fee”) and a percentage of the gross revenues earned by Flying Pig from the Project (“Royalties”). The Company has received the License Fee and is entitled to Royalties on the first day of every month. The agreement with Flying Pig has no termination date.

The foregoing description of the agreement with Flying Pig Productions is not intended to be complete and is qualified in its entirety by the complete text of the agreement attached to this current report on Form 8-K as Exhibit 10.4.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to a consulting agreement with Correa, we issued a total of 100,000 shares of our common stock, par value $.0001 per share, to Correa as compensation for services rendered.

Pursuant to Agreement 2 with Serafine, we issued a total of 100,000 shares of our common stock, par value $.0001 per share, to Serafine as compensation for services rendered.

Pursuant to Agreement 3 with Walecki, we issued a total of 100,000 shares of our  common stock, par value $.0001 per share, to Walecki as compensation for services rendered.

The shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the 'Act'). These shares of our Common Stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a 'public offering' as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act.  This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a 'public offering.' Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 7.01 Regulation FD Disclosure.

On July 6, 2011, the Company issued a press release entitled “Max Sound Announces Recurring Revenue Deal and Partnership Program for Record Labels and Recording Artists That Choose Max Sound HD Audio™.”  A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

Item 8.01 Other Events.

On June 10, 2011, the sole member of our board of directors approved the creation of an advisory board to the Board of Directors (the “Advisory Board”). Members of the Advisory Board will be engaged by the Company as consultants and will provide the Board of Directors with strategies for business development.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

10.1	Form of Consulting Agreement with Frank Correa dated June 10, 2011
10.2	Form of Consulting Agreement with Frank Serafine dated June 10, 2011
10.3	Form of Consulting Agreement with Fred Walecki dated June 23, 2011
10.4	Form of Agreement with Flying Pig Productions dated July 5, 2011*
99.1	Press Release entitled “Max Sound Announces Recurring Revenue Deal and Partnership Program for Record Labels and Recording Artists That Choose Max Sound HD Audio™” dated July 6, 2011.

* Certain Confidential Information contained in this Exhibit was omitted by means of redacting a portion of the text and replacing it with an asterisk. This Exhibit has been filed separately with the Secretary of the Securities and Exchange Commission without the redaction pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MAX SOUND CORPORATION

Date: July 18, 2011	By:	/s/John Blaisure
John Blaisure President, Chief Executive Officer,

MAX SOUND CORPORATION

Date: July 18, 2011	By:	/s/Greg Halpern
Greg Halpern Chief Financial Officer and Chairman of the Board (Principal Financial Officer)